Securities and Exchange Commission
                      Washington, D.C. 20549


                   ___________________________


                            FORM 8-K

                   ___________________________


                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        December 31, 1997
         Date of report Date of earliest event reported)


                          CV Reit, Inc.
     (Exact name of registrant as specified in its charter)


     Delaware                 1-8073                59-0950354
 (State or other      Commission File Number     (I.R.S. Employer
  jurisdiction of                                 Identification
  incorporation)                                      Number)



      100 Century Boulevard, West Palm Beach, Florida  33417
      (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (407) 640-3155



  (Former name or former address, if changed since last report)

                 Exhibit Index appears on page 5


Item 2.  Acquisition or Disposition of Assets.

     On December 31, 1997, Registrant consummated the related transactions and transfers of property contemplated in that certain Definitive Master Agreement, dated as of September 19, 1997, among Registrant, Montgomery CV Trust, and Drexel Realty, Inc., Royce Realty, Inc., Louis P. Meshon, Sr. and certain of the Meshon Parties named therein and the Levy Parties named therein (the "Master Agreement"). These transactions were approved by the vote of Registrant's stockholders at a special meeting thereof held on December 17, 1997.

     As a result, Registrant indirectly obtained interests in 9 neighborhood and community shopping centers and an office building located in Pennsylvania and New Jersey, as well as a property management company. Registrant's ownership interests in these properties are held through Montgomery CV Realty Trust, a Delaware business trust (formerly known as Montgomery CV Trust) of which Registrant is the one hundred percent beneficial owner (the "Trust"). The Trust holds the general partner interest and approximately 82 percent of the limited partner interests in Montgomery CV Realty L.P., a Delaware limited partnership (the "Operating Partnership"). (Limited partner interests in the Operating Partnership are hereafter referred to as "Partnership Units.") Through the effectuation of the transactions contemplated in the Master Agreement, the Operating Partnership became the owner of the shopping centers and office building referred to above through a series of Delaware limited liability companies (of which the Operating Partnership is the sole member) and Delaware limited partnerships (in which the Operating Partnership holds all of the limited partner interests and, through such Delaware limited liability companies, also holds all of the general partner interests). The Operating Partnership also became the owner of one hundred percent of the non-voting stock and one percent of the voting stock (together comprising ninety-five percent of the equity) in the property management company referred to above.

     Additionally, as a result of the consummation of the transactions contemplated in the Master Agreement, Registrant conveyed substantially all of its existing properties and assets
(or the economic benefit of certain of its assets), subject to certain liabilities, to the Operating Partnership.

     The properties involved in these transactions were acquired from Louis P. Meshon, Sr. and certain other persons and entities which in different combinations, directly or indirectly, with Mr. Meshon owned such properties and the property management company (collectively, the "Montgomery Parties"). The properties acquired also included two properties owned by H. Irwin Levy and certain of his siblings or their estates, spouses or trusts established for the benefit thereof (collectively, the "Levy Parties"). In addition to the 82 percent of the Partnership Units issued to the Trust at closing, the Montgomery Parties received approximately 14 percent of the Partnership Units and the Levy Parties received approximately 4 percent of the Partnership Units. The allocation of such Partnership Units was determined based on an assessment of the cashflow generated by each of the properties. The number of Partnership Units received by all parties is subject to certain post-closing adjustments. For purposes of computing any such adjustments, the Partnership Units are deemed to have a value of $11 each.

     Mr. Meshon has been designated as the President and Chief Executive Officer of Registrant and was elected to Registrant's Board of Directors by Registrant's stockholders. Additionally, Mr. Meshon has been designated as the President and Chief Operating Officer of the Trust. Mr. Levy owned approximately
10.3 percent of Registrant's issued and outstanding common stock prior to the consummation of these transactions and has been elected by Registrant's stockholders to Registrant's Board of Directors, on which he will serve as Chairman.

     Also elected to Registrant's Board of Directors were Milton
S. Schneider (one of the Montgomery Parties) and Stanley S. Cohen (counsel to Mr. Meshon, among other things, for purposes of effecting the transactions under the Master Agreement). Additionally, Stanley Brenner, Allyn L. Levy (not a relative of
H. Irwin Levy) and Alan L. Shulman were re-elected to Registrant's Board of Directors.


Item 7.  Financial Statements and Exhibits.

(a) The financial statements required to be filed with this report have been previously reported in Registrant's proxy statement filed on November 11, 1997.

(c)  Exhibits.

     (2) Definitive Master Agreement, dated as of September 19, 1997, among Registrant, Montgomery CV Trust, and Drexel Realty, Inc., Royce Realty, Inc., Louis P. Meshon, Sr. and certain of the Meshon Parties named therein and the Levy Parties named therein (incorporated by reference to appendix A to the Registrant's proxy statement filed on November 11, 1997)




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CV REIT, INC.



Date: January 15, 1998        By:  /s/ Elaine Hauff
                                   Elaine Hauff, Vice President
                                       and Treasurer














                          EXHIBIT INDEX


Definitive Master Agreement,
dated as of September 19,
1997, among Registrant,
Montgomery CV Trust, and
Drexel Realty, Inc., Royce
Realty, Inc., Louis P.
Meshon, Sr. and certain of
the Meshon Parties named
therein and the Levy Parties
named therein . . . . . . . . . . . . . . . . . . Incorporated By
                                                  Reference